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                                                                   Exhibit 10.10

                                December 1, 2000

Kellstrom Industries, Inc.
1100 International Parkway
Sunrise, Florida 33323

Gentlemen:

         Reference is made to that certain Lease dated December 1, 2000 (the "Real Property Lease"), between Kellstrom Industries, Inc. ("Kellstrom") and Aviation Sales Distribution Services Company ("ASDSC"), covering the real property and improvements commonly known as 3702 Knapp Road, Pearland, Brazoria County, Texas, and being more particularly described in the Real Property Lease (the "Property").

         Prior to the execution of the Real Property Lease, Kellstrom, ASDSC and Aviation Sales Company ("AVS"), the parent company of ASDSC, entered into that certain Asset Purchase Agreement dated September 20, 2000 (as amended, the "Asset Purchase Agreement"), pursuant to which ASDSC agreed to sell or lease to Kellstrom substantially all of its assets, including the lease of the Property, but specifically excluding ASDSC's aircraft spare parts inventory. In connection with Kellstrom's lease of the Property and in addition to the agreements contained in the Real Property Lease, both Kellstrom and ASDSC have agreed to enter into this letter agreement (the "Letter Agreement") to memorialize certain rights and options to extend the term of the Real Property Lease and to purchase and sell the Property, all pursuant to the provisions contained herein. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Real Property Lease or the Terms and Conditions (as defined below).

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kellstrom and ASDSC hereby agree as follows:

                  1. Notwithstanding anything to the contrary contained in the Real Property Lease, Kellstrom and ASDSC shall have the following rights and options (each, an "OPTION," and collectively, the "OPTIONS"):

                  (a) From and after the expiration of the Term of the Real Property Lease (including any extensions thereof pursuant to the terms of the Real Property Lease or pursuant to this Letter Agreement, as set forth below), and for a period of sixty (60) days thereafter, ASDSC shall have the right and option to require Kellstrom to purchase the Property from ASDSC subject to and in accordance with this Letter Agreement and the terms and conditions attached hereto as SCHEDULE 1 and incorporated herein by reference (the "Terms and Conditions); and



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                  (b)      At any time during the Term of the Real Property
                           Lease and for a period of sixty (60) days after the expiration or earlier termination of the Term of the Real Property Lease (including any extensions thereof pursuant to the terms of the Real Property Lease or this Letter Agreement), Kellstrom shall have the right and option to require ASDSC to sell the Property subject to and in accordance with this Letter Agreement and the Terms and Conditions.

         For purposes of computing the time in which either party may exercise the Option (but not for any other purpose under the Real Property Lease), the expiration of the Term of the Real Property Lease shall not be deemed to have occurred until both (i) the Termination Date has occurred in accordance with the Real Property Lease, as modified hereby, and (ii) the earlier of the Closing or twenty (20) days after either party hereto has notified the other party in accordance with
         Section 32(a) of the Real Property Lease that the Termination Date (as modified) has occurred.

                  2. In the event that either party desires to exercise its Option, such party (the "OBLIGATING PARTY") shall notify the other party (the "OBLIGATED PARTY") in accordance with Section 12 of the Terms and Conditions in writing of its exercise of its Option (an "EXERCISE NOTICE"). Following such notice, the Obligated Party shall complete the purchase and sale of the Property (the "CLOSING") within thirty (30) days after the date of the Exercise Notice (the "CLOSING DATE") at Kellstrom's offices, 3701 Flamingo Road, Miramar, Florida, or at such other location mutually acceptable to the parties. Notwithstanding the exercise of the Option, Kellstrom shall be obligated to continue making the applicable rental payments to ASDSC under the Real Property Lease until the Closing. In the event the Closing does not occur because of the action or inaction of Kellstrom, ASDSC shall be entitled to all remedies provided for in the Terms and Conditions, including, without limitation, the right of specific performance.

                  3. ASDSC'S REPRESENTATIONS. ASDSC, as of the date hereof, represents and warrants to Kellstrom and agrees with Kellstrom as follows in connection with the Property:

                  (a) The Other Contracts and any matters identified in the Title Commitment are the only contracts, agreements or encumbrances affecting the Property;

                  (b) To the extent required, a certificate of occupancy has been issued and is in effect for all improvements on the Property. ASDSC has all licenses and permits required to occupy and operate the Property. There are no: (i) to ASDSC's knowledge, pending improvement liens to be made by any governmental authority with respect to the Property, (ii) violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Property, (iii) pending or, to ASDSC's knowledge, threatened lawsuits with respect to the Property, (iv) pending or, to ASDSC's knowledge, threatened condemnation proceedings with respect to the Property, or (v) defects or inadequacies in the Property



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                           which would adversely affect the insurability of the
                           Property or increase the cost thereof. All notices of violations of law or municipal ordinances, orders or requirements noted in or issued at any time prior to Closing by a governmental entity, agency or authority having jurisdiction over or affecting the Property shall be complied with or cured by ASDSC at ASDSC's expense prior to Closing;

                  (c) To the best of ASDSC's knowledge, the Property has direct, uninterrupted access for pedestrian and vehicular traffic to a publicly dedicated road. ASDSC has no notice or knowledge of any fact or condition which would result in the termination or impairment of any vehicular or pedestrian access to the Property. ASDSC has no notice or knowledge of any fact or condition which would result in the discontinuation of water, sewage, electric, telephone, drainage or other utilities or services to the Property which are necessary and required for the use and operation of the Property. All impact fees have been completely and fully paid for by ASDSC. There shall not be any additional fees imposed as a result of ASDSC's conveyance of the Property to Kellstrom and Kellstrom's subsequent use of the Property;

                  (d) ASDSC has no notice or knowledge of any condition which would interfere with Kellstrom's use and occupancy of the Property as it is presently used;

                  (e) To ASDSC's knowledge, there are no latent defects in the structural elements or roof of the improvements on the Property and to the ASDSC's knowledge, all of the structural elements and roof of the Property are in good working order and condition and are not in need of repair or replacement, ordinary wear and tear and routine maintenance excepted;

                  (f) ASDSC is vested with good, indefeasible and insurable fee simple title to the Realty, subject only to the Permitted Exceptions as provided herein, and there are no encroachments across the boundary lines of the Realty except as shown on that certain survey of the Property dated September 25, 2000, and prepared by C.L. Davis (the "Survey"). ASDSC is vested with good and marketable title to all fixtures, equipment, furnishings and items of personal property referred to in SECTION 1 above free of all financing and other liens or encumbrances;

                  (g) ASDSC is now in compliance with and shall comply prior to Closing with all laws, rules, regulations, and ordinances of all governmental authorities having jurisdiction over the Property;

                  (h) Prior to Closing, no portion of the Property or any interest therein shall be further (after the date hereof) alienated, encumbered, conveyed or otherwise transferred;



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                  (i)      This Letter Agreement and the consummation of the
                           transaction contemplated hereby do not and will not contravene any provision of any existing law or regulation, order, decree, writ, injunction or recorded restriction;

                  (j) ASDSC is not a "foreign person" within the meaning of the United States tax laws and to which reference is made in Internal Revenue Code Section 1445(b)(2). At Closing, ASDSC shall deliver to Kellstrom an affidavit to such effect, and also stating ASDSC's employer identification number and the State within the United States under which ASDSC was organized and exists. ASDSC acknowledges and agrees that Kellstrom shall be entitled to fully comply with Internal Revenue code Section 1445 and all related sections and regulations, as same may be modified and amended from time to time, and ASDSC shall act in accordance with all reasonable requirements of Kellstrom to effect such full compliance by Kellstrom;

                  (k) To the extent in ASDSC's or ASDSC's agent's or contractor's possession, ASDSC shall provide Kellstrom with (i) all environmental audits, assessments or occupational health studies undertaken during the prior five years by any Governmental Authority, ASDSC or its agents or representatives, or any third party, relating to or affecting the Property; (ii) all ground water, soil, air or asbestos monitoring undertaken by ASDSC or its agents or representatives or undertaken by any Governmental Authority or any third party, relating to or affecting the Property; (iii) all written communications between ASDSC, on the one hand, and any Governmental Authority, on the other hand, arising under or relative to Environmental Laws, including, but not limited to, all notices issued to ASDSC and pertaining to the Property; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Property. For purposes hereof, "Environmental Laws" means all federal, state, regional or local statutes, laws rules, regulations, codes, ordinances, orders or licenses, whether currently in existence or hereafter enacted, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety;

                  (l) ASDSC has no knowledge of any, and there is no basis for any, pending or threatened litigation which would affect any of the Property;

                  (m) There are no commissions, or compensation agreements of any kind due in connection with the Property, and any commissions or compensation by reason of agreements entered into by ASDSC or ASDSC's predecessors in connection with the Property shall be paid by ASDSC; and

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                  (n)      The Property constitutes all of the real property
                           owned and used by ASDSC in connection with the operation of the improvements constituting a portion of the Property, and ASDSC has entered into no agreement giving the ASDSC the right to acquire additional real property for use in connection with the Property.

                  KELLSTROM ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT KELLSTROM WILL BE AND IS BEING GIVEN THE OPPORTUNITY TO MAKE FULL AND COMPLETE INSPECTIONS OF THE PROPERTY TO KELLSTROM'S SATISFACTION AS PROVIDED FOR HEREIN. KELLSTROM IS RELYING SOLELY ON KELLSTROM'S OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASDSC, OR ANY AGENT, REPRESENTATIVE OR OTHER PARTY ACTING ON BEHALF OF ASDSC. EXCEPT AS TO THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, IT IS THE UNDERSTANDING AND INTENTION OF THE PARTIES THAT THE SALE OF THE PROPERTY FROM ASDSC TO KELLSTROM IS MADE ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS. ACCORDINGLY, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, KELLSTROM ACKNOWLEDGES THAT ASDSC HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO, CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (II) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, REGULATIONS, STATUTES OR ORDINANCES OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (III) THE LIABILITY, MERCHANTABILITY, MARKETABILITY, OR PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, OR
                  (IV) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SPECIFICALLY, KELLSTROM ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET OUT HEREIN AND THE ASSET PURCHASE AGREEMENT, ASDSC HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES REGARDING COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION OR LAND USE LAWS, RULES OR REGULATIONS, ORDERS OR REQUIREMENTS. KELLSTROM REPRESENTS TO ASDSC THAT KELLSTROM SHALL RELY SOLELY UPON ITS OWN INVESTIGATIONS, INSPECTIONS AND STUDIES OF THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASDSC, ASDSC'S AGENTS OR CONTRACTORS OR OTHERWISE GENERATED FROM THIRD PARTY SOURCES. ASDSC SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL



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                  OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION
                  PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF FURNISHED BY ANY PARTY PURPORTING TO ACT ON BEHALF OF ASDSC. THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS PARAGRAPH SHALL EXPRESSLY SURVIVE THE CLOSING.

                  4. The parties hereby agree as follows with respect to the extension of the Term of the Real Property Lease:

                  (a) The term of the Real Property Lease may be extended by Kellstrom for up to six-one month periods in the event and for so long as Kellstrom does not have sufficient Availability (as defined in the Senior Loan Agreement, hereafter defined) under the terms of the Senior Loan Agreement to permit the purchase of the Property in accordance with this Letter Agreement.

                  (b) For purposes hereof, the term "Senior Loan Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 among Kellstrom and certain subsidiaries of Kellstrom, as borrowers, and Bank of America, N.A., certain other lenders and other parties thereto, as amended through the date hereof.

                  (c) In the event Kellstrom desires to extend the Real Property Lease beyond the initial twelve (12) month term contained therein, Kellstrom may do so for one month at a time upon providing notice to ASDSC at least five (5) days prior to what would otherwise be the Termination Date, along with a schedule certified by the Chief Financial Officer of Kellstrom setting forth the Availability of Kellstrom under the Senior Loan Agreement.

                  (d) During each month after the initial twelve (12) month Term in which the Real Property Lease continues, Kellstrom agrees to pay to ASDSC Rent for the Property in an amount equal to $20,329.81 per month.

                  (e) If Kellstrom shall elect to purchase the Property from ASDSC pursuant to this Letter Agreement, then, notwithstanding the provisions of the Real Property Lease to the contrary, following the expiration of the Term, the Real Property Lease shall not be considered terminated and all provisions of the Real Property Lease shall remain in full force and effect until the Property has been purchased pursuant to this Letter Agreement and all payments due under the Real Property Lease (other than Minimum Rental accruing after the date of such purchase) have been received in full by ASDSC.

                  (f) Upon the occurrence of an event of default under the Real Property Lease by Kellstrom, ASDSC may at its option trigger the Option under this Letter Agreement.



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                  (g)      The definition of the word "Term" contained in the
                           Real Property Lease shall take into consideration any of the six-one month extensions that are utilized in accordance with this Letter Agreement.

         Kellstrom may assign its rights under this Letter Agreement including
(i) Kellstrom's right to exercise its Option, and (ii) any exercised Option, provided that no such assignment shall release Kellstrom from any of its obligations hereunder. ASDSC may collaterally assign any or all of its rights under this Letter Agreement to and for the benefit of (i) its senior revolving credit lenders and their agent (collectively, "Senior Lenders"), and (ii) the holder of the Supplemental Term Loan Note (as defined in the Senior Lenders' Credit Agreement) and its agent; provided that no such assignment shall release ASDSC from its obligations hereunder or create any obligation on the part of the Senior Lenders or the holder of the Supplemental Term Loan Note in respect hereof.

         Please confirm your acknowledgment, agreement and acceptance of the foregoing by signing where indicated below.




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                                AVIATION SALES DISTRIBUTION

                                SERVICES COMPANY

                                By: /s/ Benito Quevedo
                                    --------------------------------------------
                                      Benito Quevedo, President


Acknowledged, Agreed and Accepted:

KELLSTROM INDUSTRIES, INC.


By: /s/ Zivi R. Nedivi
    ----------------------------------------
       Zivi R. Nedivi
       President and Chief Executive Officer





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                                   SCHEDULE 1

                              TERMS AND CONDITIONS

         Following the exercise of any Option in accordance with the terms of the Letter Agreement, the following Terms and Conditions shall, along with the terms and conditions set forth in the Letter Agreement, control in connection with the purchase and sale of the Property:

         1. PURCHASE AND SALE. ASDSC will sell to Kellstrom and Kellstrom will purchase from ASDSC those certain parcels of real property located in Pearland, Brazoria County, Texas including the land and all buildings, structures and other improvements situated thereon, as more particularly described in EXHIBIT "A" attached hereto (the "Realty"), together with the following:

                  (a) All strips and gores of land lying adjacent to the Realty and owned by ASDSC, together with all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, and appurtenances pertaining to or accruing to the benefit of the Realty;

                  (b) All of ASDSC's right, title and interest in and to furniture, fixtures, equipment, machinery and personal property used in connection with the operation of the Realty whether or not located on the Realty, including, without limitation, all attachments, appliances, fittings, fixtures and other equipment (the "Equipment");

                  (c) To the extent assignable, ASDSC's right, title and interest in and to any and all plans, drawings, renderings, applications to governmental authorities and all other work product made or produced in connection with the Realty or any future development thereof (the "Plans");

                  (d) To the extent assignable, all licenses and contract rights pertaining to the ownership and/or operation of the Realty; and

                  (e) All other similar assets and properties (whether personal or real property) owned by ASDSC which are used or held for use in connection with the Realty.

The personal property items and fixtures referred to in SECTIONS 1(a) through 1(e) inclusive are hereinafter sometimes collectively called the "Included Personal Property". The Realty and the Included Personal Property are hereinafter collectively called the "Property".

         2. PURCHASE PRICE. The purchase price (the "Purchase Price") to be paid by Kellstrom to ASDSC for the Property is One Million Six Hundred Twenty Six Thousand Three Hundred Eighty Five and No/100 Dollars ($1,626,385.00).

         3. TERMS OF PAYMENT. At Closing, Kellstrom shall pay the Purchase Price, subject to adjustments as provided herein, to ASDSC by wire transfer.

         4. TITLE AND SURVEY.

                  (a) Within fifteen (15) business days after the Exercise Notice, ASDSC shall cause Commonwealth Land Title Company, 5847 San Felipe, Suite 4000, Houston, Texas,
                           Attn: Paige Dunlap (the "Title Company"), to deliver to Kellstrom, at ASDSC's expense, a current owner's title insurance commitment (the "Commitment") naming Kellstrom as the intended insured, which shall show ASDSC to be vested with and ASDSC shall convey to Kellstrom, good, marketable and insurable fee simple title to the Realty, free and clear of all liens and encumbrances, except the following (the "Permitted Exceptions"):

                           (i) Ad valorem real estate taxes for 2000 and subsequent years, which at the time of Closing shall not yet be due and payable;

                           (ii) All matters shown on Schedule B, Item 9 of the Commonwealth Land Title Insurance Company Commitment with an effective date of October 8, 2000 and G.F. No. 0084136 (the "October Commitment");

                           (iii)    Matters set forth in this Letter Agreement;

                           (iv) Matters to be satisfied by ASDSC at or before the Closing of this transaction; and

                           (v)      Any other matters acceptable to Kellstrom.

                  (b) Within fifteen (15) business days after the Exercise Notice, Kellstrom may obtain, at Kellstrom's expense, an update of the Survey of the Realty (the "Updated Survey").

         The Commitment to be delivered by the Title Company to Kellstrom shall show title to the Realty to be vested in ASDSC subject only to the Permitted Exceptions. If Kellstrom finds title to be defective (but only to the extent not disclosed in the October Commitment) or if the Updated Survey discloses any encroachment in the Realty or that improvements located on the Realty encroach on setback lines, easements, lands of others or violate any restrictions, provisions of this Letter Agreement or applicable governmental regulations (and provided that the Title Company cannot provide affirmative insurance as to such items; and provided further that such items were not disclosed on the Survey, Kellstrom shall, within ten (10) days after Kellstrom's receipt of the Commitment and Updated Survey, notify ASDSC in writing specifying the defect(s) and ASDSC shall cause such defects to be cured by the Closing Date or at Closing, including the bringing of lawsuits if necessary. ASDSC agrees to remove by



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payment, bonding, or otherwise any lien against the Property capable of removal by the payment of money or bonding. ASDSC shall execute appropriate documents at Closing as required for "gap coverage" by the title insurer to the extent the title insurer can provide such gap coverage.

         5. DELIVERIES. Within fifteen (15) business days after the Exercise Notice, ASDSC shall deliver to Kellstrom or Kellstrom's agents, or make available to Kellstrom or Kellstrom's agents at the office of ASDSC, true, correct and complete copies of the following (collectively the "Documentation"), but only to the extent such Documentation is in ASDSC's or ASDSC's agent's possession or control:

                  (a) All contracts, arrangements, license agreements, concession, easements, service arrangements, management agreements, brokerage agreements, and any and all other contracts or agreements, whether written or oral, if any, which are unrecorded in the public records of the Counties in which the Realty are located, and which may affect the Property, or the use thereof from and after the Closing Date (the "Other Contracts");

                  (b) All certificates of occupancy, permits, licenses, authorizations or approvals (other than those which are no longer in effect) in the custody of ASDSC which were issued by any governmental body or agency having jurisdiction over the Property and/or by any utility company or authority, and which in any way are related to the ownership, operation and/or use of the Property (the "Licenses");

                  (c) All bills issued for the years 1999 and 2000 for real estate and/or personal property taxes and any subsequently issued notices pertaining to such real estate taxes or assessments or personal property taxes applicable to the Property, and evidence that those which are due and payable have been paid in full;

                  (d) All warranties and guarantees of every kind and nature pertaining to the Property, or any portion thereof, if any, including, but not limited to, the roof warranty(ies), the heating, ventilating and air conditioning warranty(ies), warranty(ies) relating to wood boring infestation and the general contractor's warranty(ies) (the "Warranties") which are in ASDSC's possession or control; and

                  (e) Any environmental studies, reports and notices relating to the environmental condition of the Property within ASDSC's possession or control or within the possession or control of any of ASDSC's employees or agents;

         6. KELLSTROM'S CONDITIONS PRECEDENT. Without limiting any of the rights of Kellstrom elsewhere provided for herein, it is agreed that the obligations of Kellstrom hereunder shall be subject to the fulfillment of each of the conditions set forth below:

                  (a) The warranties and representations made by ASDSC herein and in the Letter Agreement shall be true, correct and complete in all respects from and after the date of the Letter Agreement through the Closing Date.

                  (b) ASDSC shall have timely performed all covenants, undertakings and obligations and complied with all conditions required hereunder to be performed or complied with by ASDSC.

                  (c) ASDSC shall have delivered and made available to Kellstrom all closing documents required by SECTION 14 hereof.

         In the event any of the conditions precedent set forth in this subsection are not fulfilled as of Closing, then Kellstrom shall have the option of waiving the unfulfilled conditions or canceling the Option without any further liability.

         7. ASDSC'S CONDITIONS PRECEDENT. Without limiting any of the rights of ASDSC elsewhere provided for herein, it is agreed that the obligations of ASDSC hereunder shall be subject to Kellstrom having timely performed all covenants, undertakings and obligations and complied with all conditions required hereunder to be performed or complied with by Kellstrom.

         8. DEFAULT PROVISIONS. In the event Kellstrom defaults under this Letter Agreement, ASDSC shall have all remedies allowed to ASDSC under the Asset Purchase Agreement. If ASDSC defaults, Kellstrom shall have all remedies allowed to Kellstrom under the Asset Purchase Agreement, and shall also have the right to seek specific performance of this Letter Agreement in connection with enforcing its rights under the Asset Purchase Agreement.

         9. CLOSING COSTS. Kellstrom shall pay for the costs of all of its tests and inspections, the cost of any owner's policy of title insurance issued in connection with Kellstrom's purchase of the Property, the Survey and the cost of recording of the Deed. ASDSC shall pay the amounts necessary to clear the Property of monetary liens and encumbrances that are not Permitted Exceptions. Each party shall bear its own attorney's fees relating to this transaction. All certified, confirmed, or ratified and pending liens for governmental improvements shall be paid in full by ASDSC.

         10. CLOSING. The Closing shall take place as provided in the Letter Agreement. In any and all events, Kellstrom and ASDSC shall have right to waive in writing any one or every condition precedent or contingency set forth herein and compel the conveyance of title.

         At Closing, ASDSC shall execute and deliver to Kellstrom the following closing documents:

                  (a) a Special Warranty Deed (the "Deed"), fully executed and acknowledged by ASDSC, conveying to Kellstrom good, marketable and insurable fee simple title to the Property free and clear of all liens,




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

                           encumbrances, restrictions covenants and other matters, except the Permitted Exceptions;

                  (b)      an appropriate bills paid affidavit;

                  (c)      an affidavit of exclusive possession;

                  (d)      a non-foreign affidavit;

                  (e) an appropriate bill of sale with warranty of title for all personal property included in this transaction;

                  (f) appropriate assignments of all deposits, licenses, easements, rights-of-way, contract rights, guarantees and warranties, intangible rights and other property and rights included in this transaction, together with all original Warranties;

                  (g) proof of payment of all real estate and personal property taxes assessed against the Property through 2000;

                  (h)      all original Licenses and certificates, if any;

                  (i) Affidavits required by the Title Company in order to cure any defect in or objection or exception to title, in such form and containing such statement as may be required by such Title Company to cure any defect and eliminate all objections and exceptions except the Permitted Exceptions;

                  (j) At Closing, ASDSC shall deliver to Kellstrom all keys, combinations for any other locks and all instruments of access to the Property;

                  (k) Such other documents as are required by this Letter Agreement to be delivered to Kellstrom at Closing.

         At Closing, ASDSC and Kellstrom shall each execute counterpart closing statements.

         11. BROKERAGE. The parties each represent and warrant to the other that no realtor has been involved in the transfer of the Property. If a claim for brokerage commissions or finder's fees in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto, such party shall indemnify, defend and hold harmless the other party hereunder, and such other party's officers, directors, agents and representatives, from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs) with respect to said claim for brokerage. The provisions of this Section shall survive the Closing and any cancellation or termination of this Letter Agreement.

         12. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

         If to Kellstrom at:

                  Kellstrom Industries, Inc.
                  3701 Flamingo Road
                  Miramar, Florida 33027
                  Attn:    Fred von Husen
                  Telecopy:  (954) 858-2449

         with a copy to:

                  Akerman Senterfitt & Eidson, P.A.
                  Las Olas Centre II, Suite 1600
                  350 East Las Olas Boulevard
                  Ft. Lauderdale, FL 33301-2229
                  Attn: Bruce I. March, Esq.
                  Telecopy:  (954) 463-2224

         If to ASDSC at:

                  Aviation Sales Company
                  3601 Flamingo Road
                  Miramar, Florida  33027
                  Attn:  Dale Baker, Chief Executive Officer
                  Telecopy:  (954) 538-6775

         with a copy to:

                  Boyar & Miller
                  4265 San Felipe, Suite 1200
                  Houston, Texas 77027
                  Attn: J. William Boyar
                  Telecopy: (713) 552-1758

Notices shall be deemed given when accepted or refused if delivered by hand or by overnight delivery service, or on the third (3rd) day following the date mailed, if mailed in accordance with the foregoing.

         13. RISK OF LOSS. In the event of any damage to the Property by fire or other casualty, Kellstrom can elect to either cancel this Letter Agreement or close with all proceeds of insurance and all claims relating to the casualty assigned to Kellstrom at Closing.

         14. INDEMNIFICATION. The terms of the Asset Purchase Agreement shall control with respect to the indemnity obligations of ASDSC and Kellstrom.

         15. DUTY OF CONFIDENTIALITY.

                  (a) Kellstrom agrees to keep all information and/or reports obtained from ASDSC, and the results of all of Kellstrom's tests and inspections, confidential and will not disclose any such information to any person or entity, other than to its employees, lawyers, accountants, consultants, partners, investors, lenders and financial advisors, without obtaining the prior written consent of ASDSC.

                  (b) Kellstrom and ASDSC each agree that, in addition to the foregoing, the confidentiality provisions of the Asset Purchase Agreement shall control as to this Letter Agreement.

        16. MISCELLANEOUS.

                  (a) In construing this Letter Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded.

                  (b) All of the exhibits attached to this Letter Agreement are by reference thereto incorporated in, and made a part of, this Letter Agreement.

                  (c) ASDSC agrees that at any time and from time to time, before and after the Closing, to execute and deliver such further documents and do such further acts and things Kellstrom may reasonably request in order to fully effectuate the purposes of this Letter Agreement.

                  (d) This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Time shall be considered of the essence with respect to all of the provisions contained in this Letter Agreement.

                  (f) This Letter Agreement shall be assignable by Kellstrom provided that no assignment by Kellstrom shall release it of any of its obligations hereunder.

                  (g) If the transfer of the Realty by ASDSC to Kellstrom is subject to compliance with any municipal, county or state regulations concerning the subdivision of lands, ASDSC shall be responsible for complying with all such applicable regulations and obtaining all required permits, plats, waiver of plats or other approvals from the applicable governmental agency prior to Closing.

                  (h) This Letter Agreement, the Real Property Lease and the related Asset Purchase Agreement and all exhibits attached hereto and thereto constitute the entire agreement between the parties and supersede any prior oral or written agreements between the parties with respect to the subject matter hereof. This Letter Agreement (including all exhibits and addenda attached hereto) may not be changed, altered or modified except by an instrument in writing executed by all parties. This Letter Agreement (including all exhibits attached hereto) shall be binding upon the parties and their respective successors and assigns. Notwithstanding the foregoing, all representations, warranties and indemnities contained in the Asset Purchase Agreement which are applicable to the Property, shall survive the Closing of this transaction and shall be applicable to the Property to the extent set forth in the Asset Purchase Agreement and to the extent they do not conflict with the indemnities set forth herein.

                  (i) The terms, provisions and conditions of this Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (j) The Texas Real Estate License Act requires that ASDSC notify Kellstrom that Kellstrom should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property. Notice to that effect is, therefore, hereby given to and acknowledged by Kellstrom.

                  (k) KELLSTROM HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT,
                           SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF KELLSTROM'S OWN SELECTION, KELLSTROM VOLUNTARILY CONSENTS TO THIS WAIVER.

                                    EXHIBIT A
                                Legal Description

                          METES AND BOUNDS DESCRIPTION
                         9.5360 ACRES OUT OF LOT 77 & 78
                             ZYCHLINSKI SUBDIVISION
                        PEARLAND, BRAZORIA COUNTY, TEXAS

All that certain 9.5360 acres out of Lots 77 & 78 of the Zychlinski Subdivision according to the plat recorded in Vol. 29, Pg. 43 Brazoria County Deed Records, Abstract 542 and being more particularly described by metes and bounds as follows:

Beginning at a found 1" iron pipe marking a point from which the original northwest corner of that certain called 5.00 acre tract described in a deed dated 6/17/1987 from Pearland Investment Co. to Harry E. Bradley filed in Vol. 433, Pg. 86 Brazoria County Official Records, bears N 00(Degree) 01' 30" - 40.00' and from which the intersection of the south right-of-way line of Knapp Road and the east right-of-way line of North Main Street (Texas Highway 35) bears N 89(Degree) 54' 34" W - 972.32' and being on the south right-of-way line of Knapp Road (90' wide);

Thence S 89(Degree) 54' 34" E - 354.49' with the south right-of-way line of Knapp Road as established by that certain right-of-way deed filed in Vol. 1379 Pg. 48 Brazoria County Deed Records to a set 5/8" iron rod and marking the northwest corner of that certain 4.8584 acre tract as described in a deed dated 6/17/1987 from Pearland Investment Co. to Harry E. Bradley filed in Vol. 433, Pg. 86 Brazoria County Official Records; from which the common north corner of said Lots 77 & 78 bears N 00(Degree) 01' 30" E - 40.00';

Thence East continuing with the south right-of-way line of Knapp Road (90' wide), passing a call and found 5/8" iron rod at 450.02' and continuing a total distance of 839.93' to a call and found 1/2" iron rod marking the northeast corner of said 4.8584 acre tract;

Thence South - 96.05' with the west line of that certain Tract "C" as described in a deed dated 2/28/1979 from Frank A. Touisinau, Trustee to City of Pearland filed in Vol. 1447, Pg. 287 Brazoria County Deed Records to a point for corner marking the southeast corner of said 4.8584 acre tract and being in the bed of an existing ditch commonly known as Hickory Slough, from which a call and found 1/2" iron rod marking the southwest corner of said Tract "C" bears South 38.56' (called 38.95');

Thence West - 50.00' with the south line of said 4.8584 acres to a set 5/8" iron rod for angle point;

Thence S 69(Degree) 46' 00" W - 565.14' continuing with the south line of said
4.8584 acre tract to a set 5/8" iron rod marking the point of curvature of a curve to the left having a radius of 283.66' a central angle of 31(Degree) 30' 00";

Thence with said curve and continuing with the south line of said 4.8584 acre tract an arc distance of 155.95' to the point of tangency from which a set 5/8" iron rod for reference point bears N 40(Degree) 26' 54" W - 40.25';

Thence S 38(Degree) 16' 00" W - 218.46' continuing with the south line of said
4.8584 acre tract to a point for corner being in the east line of said called
5.00 acre tract;

Thence S 00(Degree) 01' 30" W - 21.00' with the east line of said called 5.00 tract to a set 5/8" iron rod for corner marking the southeast corner of said
5.00 acre tract;

Thence West - 354.49' with the south line of said 5.00 acre tract to a call and found 1" iron pipe for corner;

Thence N 00(Degree) 01' 30" E - 575.06' with the east line of that certain 2.00 acre tract as described in a deed dated 5/20/1986 from R.L. Delhomme to Manhatten Building Co. filed in Vol. 283, Pg. 158 Brazoria County Deed Records to the POINT OF BEGINNING and containing 9.5360 acres (415,389 square feet) of land more or less.